STOCK OPTION AGREEMENT
HOME BANCSHARES, INC.
2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
(HBI Officer)
          STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement” made on March 13, 2006 between Home BancShares, Inc., an Arkansas corporation (the “Company”) and                                                              (“Optionee”).
          The Company, pursuant to the terms of the Home BancShares, Inc. 2006 Stock Option and Performance Incentive Plan adopted by the Company’s Board of Directors on March 13, 2006 (the “Plan”), hereby grants an option of                                 shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”) to the Optionee at the price and in all respects subject to the terms, definitions and provisions of the Agreement.
     1. Option Price. The Option price is $                      for each share.
     2. Exercise and Option. This Option shall vest on January 1, 2010 (“Vesting Date”) subject to the satisfaction of the following performance goals:
          (a) Performance Goals.
          (b) Eligibility Award.
          (c) Method of Exercise. This Option shall be exercisable by a written notice, which shall:
(i) state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);
(ii) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Company’s counsel;
(iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

(iv) be accompanied by payment to the Company of the full Option price for the shares with respect to which the Option is exercised. The option price shall be paid in the following manner:
(i) full payment in cash or equivalent;
(ii) full payment in shares of Common Stock, which shall have been held for more than six (6) months, having a fair market value on the Exercise Date equal to the option price; or
(iii) any combination of (i) or (ii), equal to the aggregate to the option price.
          (d) Securities Exemption. The Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable or, (ii) prior to receiving an opinion of counsel, satisfactory to the Company that the sale or issuance of such shares is exempt from these registration or qualification requirements.
          (e) Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.
          (f) Termination, Death & Disability.
(i) In the event the employment of the Optionee shall be terminated by the Company without cause, this Option will vest immediately and may be exercised (to the extent that the Optionee was entitled to do so on the date of the termination of his employment) at any time within three (3) months after such termination of employment.
(ii) In the event the employment of the Optionee shall be terminated by the Employee for any reason other than death or disability, this Option shall be forfeited.
(iii) In the event Optionee shall become totally disabled, this Option may vest immediately and may be exercised at any time within twelve (12) months after such disability to the extent Optionee was entitled to do so on the date of disability.
(iv) If Optionee shall die while employed by the Company, this Option shall vest immediately and become immediately exercisable by the Optionee’s estate or by the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance to the extent that the Optionee was entitled to do so on the date of his death. Such exercise may occur at any time within one (1) year after the date of the Optionee’s death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option would otherwise terminate.
(v) This Option sale terminates the day before the 10th anniversary of the Award.

     3. Non Transferability of Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him.
     4. Stock Subject to the Option. In addition to the restrictions set forth above, the Company and the Optionee agree that the Common Stock of the Company acquired pursuant to this Agreement shall be subject to the restrictions set forth in the Plan.
     5. Adjustments Upon Changes in Capitalization. The number of shares of Common Stock subject to this Agreement shall be proportionately adjusted for any change in the stock structure of the Company because of share dividends, recapitalization, reorganizations, mergers or other restructuring.
     6. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address.
     Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, now at 719 Harkrider, Conway, Arkansas 72032, attention Randy Mayor. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.
     7. Sale or Merger. Options shall vest immediately upon the sale or merger of HBI whereby HBI is not the surviving entity. The option shall be exercisable to the extent Optionee was entitled to do so at the time of sale or merger.
     8. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon Optionee’s heirs, legal representatives, and successors. This Agreement shall be sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives or successors may have in respect to the Plan or any options or Common Stock granted or issued hereunder, whether to himself or to any other person.
     9. Plan Amendments. This Agreement shall be subject to the terms of the Plan as amended except that the Award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Recipient’s written consent.
     10. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.
     11. Terms. Any terms used in this Agreement that are not otherwise defined shall have the meanings prescribed to them in the Plan.

     12. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
          IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

HOME BANCSHARES, INC.
By:
John W. Allison, President/CEO

By: